As filed with the Securities and Exchange Commission on October 2, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIGURE TECHNOLOGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada		99-2556408
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
100 West Liberty Street, Suite 600 Reno, NV 89501 (917) 789-8049
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Tannenbaum Chief Executive Officer Figure Technology Solutions, Inc. 100 West Liberty Street, Suite 600 Reno, NV 89501 (917) 789-8049
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Derek J. Dostal, Esq.
Christopher S. Schell, Esq.
Zachary J. Zweihorn, Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Brian Crist
Chief Legal Officer and Corporate Secretary
Figure Technology Solutions, Inc.
650 California Street, Suite 200
San Francisco, CA 94108
(917) 789-8049

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains: a base prospectus to be used in connection with offerings of (1) debt securities; (2) common stock and preferred stock; and (3) warrants, purchase contracts and units at unspecified aggregate initial public offering prices by Figure Technology Solutions, Inc.  The specific terms of any securities we offer will be included in a supplement to this base prospectus.

PROSPECTUS

Figure Technology Solutions, Inc.

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
WARRANTS
PURCHASE CONTRACTS
UNITS

We, Figure Technology Solutions, Inc., may offer from time to time debt securities, preferred stock, common stock, warrants, purchase contracts and units separately or together in any combination.  Specific terms of these securities will be provided in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page 17 of our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

The date of this prospectus is October 2, 2026

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “Figure”, “we,” “us,” and “our” refer to Figure Technology Solutions, Inc.

table of contents

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Figure Technology Solutions, Inc.

Figure Technology Solutions, Inc. may offer any of the following securities: debt securities; preferred stock; common stock; warrants; purchase contracts; and units. The following summary describes only the general terms of these securities and the general manner in which we will offer the securities. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Our principal executive offices are located at 100 West Liberty Street, Suite 600 Reno, NV 89501, and our telephone number is (917) 789-8049.  We maintain a website at https://www.figure.com where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-42829. You can find information that Figure Certificate Company has filed with the SEC by reference to CIK 0001974395.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026; and

•	Current Reports on Form 8-K and Form 8-K/A dated January 12, 2026 (which is incorporated by reference only to the extent stated therein), January 12, 2026, January 12, 2026, February 13, 2026 (which is incorporated by reference only to the extent stated therein), February 19, 2026, February 26, 2026 (which is incorporated by reference only to the extent stated therein), April 3, 2026 (which is incorporated by reference only to the extent stated therein), May 11, 2026 (which is incorporated by reference only to the extent stated therein), June 10, 2026, June 10, 2026, July 6, 2026, July 7, 2026 (which is incorporated by reference only to the extent stated therein), July 9, 2026, July 14, 2026, August 13, 2026 (which is incorporated by reference only to the extent stated therein), and September 1, 2026.

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

Figure Technology Solutions, Inc.
100 West Liberty Street, Suite 600
Reno, Nevada 89501
Attention: Investor Relations
(917) 789-8049

Special Note On Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology.  These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.  We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

Risk Factors

Investing in the securities offered by this prospectus may involve a high degree of risk. You should carefully consider the information contained in this prospectus and any applicable prospectus supplement before making an investment decision. The securities may not be suitable for all investors, and you may lose some or all of your investment.

We may offer a variety of different securities under this prospectus, and each type of security we offer may involve individualized risks. Before investing, you should carefully read the risk factors described in the applicable prospectus supplement and any pricing supplement, as well as any risk factors incorporated by reference, to understand the risks specific to the securities being offered. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities offered by this prospectus.

Use of Proceeds

Our use of the net proceeds from the sale of the securities offered by this prospectus may be very specific to the type of securities we are offering. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include, without limitation, working capital, capital expenditures, repayment or refinancing of indebtedness, investments in or acquisitions of businesses, assets or technologies, and other purposes that our board of directors or management may determine to be in the best interests of Figure Technology Solutions, Inc. from time to time.

Description of Debt Securities

Debt securities issued by Figure may be senior or subordinated in priority of payment, as specified in the applicable prospectus supplement. The debt securities may be issued in certificated or book-entry form and may be recorded, transferred, settled or otherwise administered through The Depository Trust Company or as otherwise described in the applicable prospectus supplement. The applicable prospectus supplement will describe the specific designation, aggregate principal amount, purchase price, maturity, redemption terms, interest rate or method of calculating the interest rate, time of payment of interest, if any, terms of any conversion or exchange, including any adjustment provisions, listing, if any, on a securities exchange, whether any such securities are guaranteed by one or more of our subsidiaries, any security or other collateral being provided in respect of such securities, and any other specific terms of the debt securities.

Description of Preferred Stock

Figure may sell its preferred stock, par value $0.0001 per share (the “preferred stock”), in one or more series. The applicable prospectus supplement will describe the specific designation, aggregate number of shares offered, dividend rate or method of calculating the dividend rate, dividend periods or method of calculating the dividend periods, stated value, voting rights, conversion or exchange terms, redemption terms, whether depositary shares will be offered and, if so, the fraction or multiple of a share represented by each depositary share, any listing on a securities exchange, and any other specific terms of the series.

Description of Common Stock

Figure may sell its Class A common stock, par value $0.0001 (“common stock”). The applicable prospectus supplement will describe the aggregate number of shares offered and the offering price or prices of the shares. Holders of Class A common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or as may be provided with respect to any series of preferred stock, the holders of common stock will possess all voting power. Subject to the rights of any preferred stock then outstanding, holders of common stock will be entitled to receive dividends and other distributions when, as and if declared by the board of directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding up of the company, holders of common stock will be entitled to share ratably in the assets remaining after payment of liabilities and any preferential amounts payable to holders of preferred stock. Holders of common stock will have no preemptive, conversion, redemption or sinking fund rights. The shares of common stock offered hereby will be fully paid and nonassessable. If applicable, the prospectus supplement will describe any listing of the common stock on a securities exchange and any transfer agent for the common stock.

Description of Warrants

Figure may issue warrants to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Figure and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Purchase Contracts

Figure may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by Figure or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate Figure to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Figure may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, Figure may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Plan of Distribution

We may sell the securities described in this prospectus from time to time in one or more offerings directly to one or more purchasers, through agents, through dealers or through any other method permitted by applicable law. The securities may be sold at fixed prices, at prevailing market prices or at prices determined at the time of such sale.

We may also sell securities through one or more underwritten or non-underwritten transactions, including transactions in which a selling securityholder, if any, participates. The applicable prospectus supplement will indicate whether the securities are being sold through one or more underwriters.

If we use agents or dealers in connection with the sale of any securities, we will identify them and describe any commissions or discounts, if any, in the applicable prospectus supplement. Any such agents or dealers may be deemed to be underwriters under the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of securities purchased by them may be deemed underwriting compensation under the Securities Act.

If required, in the applicable prospectus supplement, we will set forth additional information regarding any material relationships between us and any agents, dealers, underwriters or other participants, and any compensation payable in connection with the offering.

Legal Matters

The validity of the shares of capital stock under Nevada law will be passed upon for Figure by Brownstein Hyatt Farber Schreck, LLP. The validity of the remaining securities will be passed upon for Figure by Davis Polk & Wardwell LLP, or other counsel who is satisfactory to Figure, and who may be an officer of Figure.

Experts

The consolidated financial statements of Figure Technology Solutions, Inc. (“the Company”) as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	(*)
Printing	(**)
Legal fees and expenses (including Blue Sky fees)	(**)
Trustee fees	(**)
Rating Agency fees	(**)
Accounting fees and expenses	(**)
Miscellaneous	(**)
TOTAL	$ (**)

* Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).

** Not presently known. The estimated aggregate expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) 78.138 provides that, subject to certain exceptions under Nevada law, unless the articles of incorporation or an amendment thereto provides for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption of the business judgment rule set forth in NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS 78.7502(2) provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the registrant’s amended and restated articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Our Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”) contain provisions that limit the individual liability of our directors and certain of our officers for damages to the fullest extent permitted by the NRS. Any amendment, repeal, or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal, or elimination. If the NRS is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the NRS.

Our Articles of Incorporation and Bylaws provide that the company shall, to the fullest extent permitted under the NRS (including NRS 78.7502, NRS 78.751 and NRS 78.752), indemnify and defend our directors and officers, including against all expenses (including attorneys’ fees) incurred in connection with any proceeding in advance of its final disposition, upon receipt of an undertaking thereby or on their behalf to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified.

In addition, the company has entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our Articles of Incorporation, Bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been our directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the NRS.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Item 16.  Exhibits

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1-a*	Form of Underwriting Agreement
4-a	Second Amended and Restated Articles of Incorporation, as amended to date (previously filed as an exhibit to Figure’s Form 8-K dated November 5, 2025, and incorporated herein by reference).
4-b	Amended and Restated Bylaws, as amended to date (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on August 25, 2025).
4-c	Form of Senior Indenture.
4-d	Form of Subordinated Indenture.
4-e*	Form of Senior Note.
4-f*	Form of Subordinated Note.
4-g*	Form of Warrant Agreement.
4-h*	Form of Purchase Contract.
4-i*	Form of Unit Agreement.
5-a	Opinion of Davis Polk & Wardwell LLP.
5-b	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23-a	Consent of KPMG LLP.
23-b	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5-a).
23-c	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5-b).
24-a	Power of Attorney (included on the signature page hereto).
25-a*	Statement of Eligibility on Form T-1.
107	Filing Fee Table.

*    To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17.  Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on October 2, 2026.

FIGURE TECHNOLOGY SOLUTIONS, INC. (Registrant)

By:	/s/ Michael Tannenbaum
	Name:	Michael Tannenbaum
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tannenbaum and Macrina Kgil, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Michael Tannebaum	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2026
Michael Tannenbaum

/s/ Macrina Kgil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2026
Macrina Kgil

/s/ Michael Cagney	Executive Chairman of the Board	October 2, 2026
Michael Cagney

/s/ Adam Boyden	Director	October 2, 2026
Adam Boyden

/s/ David Katsujin Chao	Director	October 2, 2026
David Katsujin Chao

/s/ Lesley Goldwasser	Director	October 2, 2026
Lesley Goldwasser

/s/ Sachin Jaitly	Director	October 2, 2026
Sachin Jaitly

/s/ Daniel Morehead	Director	October 2, 2026
Daniel Morehead

/s/ June Ou	Director	October 2, 2026
June Ou